EXHIBIT 10.16     LEASE MODIFICATION AND EXTENSION AGREEMENT,  DATED FEBRUARY 6,
                  1996,   BETWEEN  THE  COMPANY  AND  ONE  STATION  PLACE,  L.P.
                  REGARDING THE COMPANY'S STAMFORD, CONNECTICUT, OFFICES


                   LEASE MODIFICATION AND EXTENSION AGREEMENT

          AGREEMENT made as of this 6th day of February, 1996 between ONE STATION PLACE LIMITED PARTNERSHIP, a Connecticut partnership with an office c/o W & M Properties of Connecticut, Inc., One Station Place, Stamford, Connecticut 06902 (hereinafter called "Landlord"), and SmartServ Online, Inc., (formerly known as SmartPhone Communications, Inc.) a Delaware corporation., having an office at One Station Place, Stamford, Connecticut 06902 (hereinafter called "Tenant").

                               W I T N E S SE T H:
                               -------------------

          WHEREAS, Landlord and Tenant are the landlord and tenant, respectively, under a certain lease dated as of March 4, 1994 (the "Lease"), which Lease covers 4,165 rentable square feet of space (the "Existing Space") on the fifth (5TH) floor in the building known as Metro Center, One Station Place, Stamford, Connecticut, (the "Building"); and

          WHEREAS, the Lease is currently scheduled to expire on February 28, 2001; and

          WHEREAS, the parties hereto wish to extend the term of the Lease and modify and amend the Lease so as to add to the Existing Space under the Lease approximately 2,141 rentable square feet of space located on the fifth (5th) floor of the Building directly contiguous to the Existing Space, as more particularly shown on the floor plan attached as Schedule I hereto and made a part hereof (the "Additional Space"), and to make various other modifications to the Lease, in accordance with the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the mutual premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Lease be, and that the same hereby is, modified and amended as follows:

1. In modification of the "WITNESSETH" section of the Lease, the term of the Lease is hereby extended through a date which is the last day of the calendar month in which occurs the sixth (6th) year anniversary of the Additional Space Commencement Date (as hereinafter defined), or until such term shall sooner cease and terminate as elsewhere provided in the Lease as modified by this Lease Modification and Extension Agreement (the "Extended Term").

2. In modification of Exhibit A-2 and Section 1.06 of the Lease, commencing effective as of the Additional Space Commencement Date, the Additional Space is to be added to the Existing Space such that the demised premises shall consist of an aggregate of 6,306 rentable square feet as more particularly shown on Schedule II annexed hereto and made a part hereof. The "Additional Space Commencement Date" is hereby defined as the earlier of (a) November 1, 1996 (the day following the scheduled expiration date of Drake Beam Morin's existing lease of the Additional Space), provided that Drake Beam Morin shall have surrendered actual possession of the Additional Space to Landlord by such date as required pursuant to its lease, and (b) the date upon




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    which Drake Beam Morin vacates and  surrenders to Landlord  actual and legal possession of the Additional Space.

    Landlord shall, in accordance with the foregoing, fix the Additional Space Commencement Date and notify Tenant of the date so fixed. When the Additional Space Commencement Date has so been determined, the parties hereto shall, within thirty (30) days thereafter, at Landlord's request, execute a written agreement confirming such date as the Additional Space Commencement Date. Any failure of the parties to execute such written agreement shall not affect the validity of the Additional Space Commencement Date as fixed and determined by Landlord, as aforesaid.

3. In modification of Sections 1.01 and 1.07 of the Lease, from and after the Additional Space Commencement Date, the fixed annual rent (excluding electricity) for the demised premises shall be:

    (i) year of the Extended Term; lease year of the Extended Term;

    (ii)the sum of $141,885.00 for the first (1st) lease the sum of $148,191.00 for the second (2nd)

    (iii) year of the Extended Term; lease year of the Extended Term; year of the Extended Term; and year of the Extended Term. the sum of $154,497.00 for the third (3rd) lease

    (iv) the sum of $160,803.00 for the fourth (4th)

    (v) the sum of $167,109.00 for the fifth (5th) lease

    (vi) the sum of $ 173,415.00 for the sixth (6th) lease

4. In modification of Section 1.02 of the Lease, from and after the Additional Space Commencement Date, the portion of the fixed annual rent for the demised premises attributable to real estate taxes shall be $13,500.00, and the semi-annual installments thereof referred to in said Section shall be $6,750.00.

5. In modification of Section 4.03 of the Lease, from and after the Additional Space Commencement Date, so long as Tenant is not in default beyond any grace period under the terms, covenants and conditions of the Lease, as hereby amended, Landlord will provide Tenant with access to the parking area for the parking of sixteen (16) automobiles at no charge. Two (2) of said parking spaces shall be marked reserved for Tenant's exclusive use.

6. In modification of Section 5.01 (a) (ii) of the Lease, from and after the Additional Space Commencement Date, the term "The Percentage", for purposes of computing tax escalation, shall be deemed to mean two and twenty-seven one hundredths percent (2.27%).

7. In modification of Section 6.01(a)(iii) of the Lease, from and after the Additional Space Commencement Date, the term "The Percentage", for purposes of computing expense escalation, shall be deemed to mean two and twenty-seven one hundredths percent (2.27%).

8. In modification of Article 7 of the Lease (Electricity), effective as of the Additional Space Commencement Date, ERIF (which the parties acknowledge is currently $2.19 per rentable square foot) shall also be charged with respect to the Additional Space.

9. Tenant agrees to accept possession of the Additional Space in its current "as is" condition with the exception of the following work to be performed by Landlord within two (2) weeks after occurrence of the Additional Space Commencement Date: removal OF A PORTION OF the existing demising wall currently separating the Existing Space from the Additional Space; application of one coat of paint to the Additional Space only; steam cleaning of the carpet in the Additional Space only; such patching and painting as is necessary to make Existing Space and

    Additional Space appear as one integrated unit. At the expiration of the Extended Term, Tenant shall not be obligated to restore the demising wall which now separates the Existing Space from the Additional Space.

10. Article 33 shall have no applicability to the Additional Space.

11. There shall be no "free rent" or other rental ca with respect to the Additional Space.

12. Tenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to the Extended Term of the leasing of the Additional Space as set forth in this Agreement other than Cushman & Wakefield of CT. and W & M Properties of Connecticut, Inc. Tenant agrees to indemnify, defend and save Landlord harmless from and against any claims for fees or commissions by anyone with whom Tenant has dealt in connection with the Extended Term and/or the leasing of the Additional Space or otherwise in connection with this Agreement other than Cushman & Wakefield of CT. and W &M Properties of Connecticut Inc. Landlord agrees to pay any commission or fee due to Cushman & Wakefield of CT. and W & M Properties of Connecticut Inc. for the leasing of the Additional Space and for the extension of the term of the Lease pursuant to separate agreement.

13. Each party hereby represents that, to the best of its knowledge, the other party is in full compliance with the Lease and is not in default of any of its respective obligations under the Lease.

14. In modification of the second paragraph of Article 35 of the Lease (and the asterisked provision thereof) as appearing on page 42 of the Lease, so long as Tenant is not in default under any provision of the Lease, as amended by this Agreement, then the Credit shall be reduced to $70,942.50 (rather than to $40,608.00) on March 9, 1997 (Commencement of the 4th lease year of the initial term of the lease).

15. Articles 50 and 51 of the Lease are hereby deleted are no longer of any force and effect.

16. Except as herein modified, all of the terms, covenants and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

17. All terms used but not defined herein shall have the meanings set forth in the Lease.

18. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.


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




          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                      ONE STATION PLACE, LIMITED PARTNERSHIP,
                                      Landlord
          WITNESS:

/S/ HOLLY E. ROBINSON                 By: W & M Properties of Connecticut, Inc.,
- ---------------------------                   Agent

                                      BY: /S/ JEFFREY H. NEWMAN
                                         -----------------------------
                                      Jeffrey H. Newman
                                      Vice President

                                      SMARTSERV ONLINE, INC.,
/S/ JOANN B. MCGRATH                  Tenant
- ---------------------------
                                      BY: /S/ SEBASTIAN E. CASSETTA
                                         -----------------------------
                                      Sebastian E. Cassetta
                                      Title: Chairman, CEO & Secretary


     STATE OF
     CONNECTICUT

     COUNTY OF FAIRFIELD   ss: Greenwich


          On this 6th day of February, 1996, before me, personally appeared Jeffrey H. Newman, who acknowledged himself to be a Vice President of W&M Properties of Connecticut, Inc., a CONNECTICUT corporation, Agent for ONE STATION PLACE, LIMITED PARTNERSHIP, a Connecticut Partnership, and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing as such officer of W&M Properties of Connecticut, Inc., as agent for and on behalf of said Partnership.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                      /S/JENNIFER L. MULLEN
                                         -----------------------------
                                            Notary Public

         JENNIFER L.
            MULLEN
        NOTARY PUBLIC
              MY
          COMMISSION
         EXPIRES FEB.
           28, 1999